Exhibit 4.9

EXECUTION VERSION

AXA EQUITABLE HOLDINGS, INC.

$800,000,000 principal amount of 3.900% Senior Notes due 2023

$1,500,000,000 principal amount of 4.350% Senior Notes due 2028

$1,500,000,000 principal amount of 5.000% Senior Notes due 2048

REGISTRATION RIGHTS AGREEMENT

April 20, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Wells Fargo Securities, LLC

Duke Energy Center

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

This Registration Rights Agreement (this “Agreement”), dated April 20, 2018, is entered into by and among AXA Equitable Holdings, Inc., a Delaware corporation (the “Issuer”), and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (collectively with, for and on behalf of the Initial Purchasers named in the Purchase Agreement referred to below, the “Initial Purchasers”). The Issuer proposes to issue and sell to the Initial Purchasers, upon the terms set forth in a purchase agreement, dated April 17, 2018 (the “Purchase Agreement”), $800,000,000 principal amount of 3.900% Senior Notes due 2023, $1,500,000,000 principal amount of 4.350% Senior Notes due 2028 and $1,500,000,000 principal amount of its 5.000% Senior Notes due 2048 (collectively, the “Original Notes”) (such sale, the “Initial Placement”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, the Issuer agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Registrable Securities (as defined below), including you (each of the foregoing a “Holder” and together the “Holders”), as follows:

1.    Definitions. Capitalized terms used herein without definition have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms have the following meanings:

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Prospectus” means the prospectus included in the Exchange Offer Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Notes covered by such Exchange Offer Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Exchange Offer Registration Period” means the 90-day period following the last date for acceptance for exchange of the Original Notes for New Notes in the Registered Exchange Offer, which period shall be extended by one day for each day of a Suspension Period.

“Exchange Offer Registration Statement” means a registration statement of the Issuer on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Period” has the meaning set forth in the Section 2(c).

“Exchanging Dealer” means any Holder (which may include the Initial Purchasers) which is a broker-dealer electing to exchange Original Notes acquired for its own account as a result of market-making activities or other trading activities for New Notes.

“Holder” has the meaning set forth in the introductory paragraph hereto.

“Indenture” means the Indenture relating to the Original Notes and the New Notes, dated as of April 20, 2018, among the Issuer, Wilmington Savings Fund Society, FSB, as trustee, and Citibank, N.A., as paying agent, security registrar and calculation agent, as the same may be amended from time to time in accordance with the terms thereof, as supplemented by the supplemental indenture for each series of Original Notes.

“Initial Placement” has the meaning set forth in the introductory paragraph hereto.

“Initial Public Offering” means the initial public offering of at least 10 percent of the outstanding shares of common stock of the Issuer as set forth on the registration statement on Form S-1 (File No. 333-221521) describing AXA S.A.’s plans to offer and sell shares of the Issuer’s common stock in an initial public offering.

“Initial Purchasers” has the meaning set forth in the introductory paragraph hereto.

“Issuer” has the meaning set forth in the introductory paragraph hereto.

“Letter of Transmittal” has the meaning set forth in Section 2(c) hereto.

“Losses” has the meaning set forth in Section 7(d) hereto.

“Majority Holders” means the Holders of a majority of the aggregate principal amount of the Original Notes and the New Notes registered under a Registration Statement.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an offering of securities under a Shelf Registration Statement.

“New Notes” means, for each applicable series of Original Notes, senior notes of the Issuer identical in all material respects to the applicable series of Original Notes (except that the interest rate step-up provisions for failure to comply with this Agreement and the transfer restrictions will be modified or eliminated, as appropriate), to be issued under the Indenture.

“Notes” means any Original Notes and New Notes.

“Original Notes” has the meaning set forth in the introductory paragraph hereto.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A, Rule 430B or Rule 430C under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Original Notes or the New Notes covered by such Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments.

“Purchase Agreement” has the meaning set forth in the introductory paragraph hereto.

“Registered Exchange Offer” means the proposed offer by the Issuer to the Holders to issue and deliver to such Holders, in exchange for the Original Notes, a like principal amount of the New Notes.

“Registrable Securities” means the Original Notes and any New Notes issued pursuant to Section 2(g) hereof; provided that such Notes shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Notes has become effective under the Securities Act and such Notes have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Notes cease to be outstanding or (iii) with respect to Original Notes (except for Original Notes constituting any portion of an unsold allotment with respect to which any Purchaser determines that it is not eligible to participate in the Registered Exchange Offer), when a Registered Exchange Offer is consummated regardless of whether such Original Notes have been exchanged in the Registered Exchange Offer.

“Registration Default” means the occurrence of any of the following: (i) the Registered Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required by Section 3 of this Agreement, has not become effective on or prior to the Target Registration Date, or (iii) the Shelf Registration Statement, if required by Section 3 of this Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Notes, in each case whether or not permitted by this Agreement, (a) on more than two occasions during the Shelf Registration Period or (b) at any time in any 12-month period during the Shelf Registration Period there exists a Suspension Period for more than 30 days, whether or not consecutive.

“Registration Expenses” means all costs and expenses incident to the performance of or compliance by the Issuer with this Agreement, including without limitation the following: (i) all Commission or FINRA registration and filing fees, (ii) the fees, disbursements and expenses of counsel and accountants to the Issuer and all other expenses in connection with the preparation, printing, distribution and mailing of any Registration Statement, any Prospectus, any free writing prospectus and any amendments or supplements thereto, any letter of transmittal and documents related to a Registered Exchange Offer, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement; (iii) all fees and expenses in connection with compliance with state securities or Blue Sky laws; (iv) the costs incident to the authorization, issuance and delivery of the New Notes and any taxes payable in connection therewith, including expenses and application fees incurred in connection with the approval of New Notes for book-entry transfer by DTC; (v) any fees charged by securities rating services incurred by the Issuer (including with respect to maintaining the ratings of the Notes); (vi) the fees and expenses of any trustee, paying agent or transfer agent and the fees and disbursements of one counsel for any such trustee, paying agent or transfer agent in connection with the Indenture, including in connection with the qualification of the Indenture under applicable securities laws; and (vii) all expenses and application fees incurred in connection with the approval of New Notes for book- entry transfer by DTC.

“Registration Statement” means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Original Notes or the New Notes pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including, without limitation, post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” means a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Issuer pursuant to the provisions of Section 3 hereof which covers some of or all the Registrable Securities, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Suspension Actions” has the meaning set forth in Section 3(c) hereof.

“Suspension Period” means, with respect to any Registration Statement or Prospectus, any period or periods during which such Registration Statement ceases to be effective or such Prospectus ceases to be usable.

“Target Registration Date” means June 30, 2019.

“Trustee” means the trustee with respect to the Original Notes and the New Notes under the Indenture.

“underwriter” means any underwriter of securities in connection with an offering thereof under a Shelf Registration Statement.

2.    Registered Exchange Offer; Resales of New Notes by Exchanging Dealers; Private Exchange.

(a)    The Issuer shall for the benefit of Holders, at the Issuer’s cost, use its reasonable best efforts to (i) prepare and file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer, (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act, (iii) keep the Exchange Offer Registration Statement effective until the closing of the Registered Exchange Offer, (iv) cause the Registered Exchange Offer to be consummated not later than 60 days after the Exchange Offer Registration Statement becomes effective and (v) cause the Registered Exchange Offer to be consummated not later than the Target Registration Date. The Issuer shall not effect the Registered Exchange Offer prior to the consummation of the Initial Public Offering.

(b)    Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Original Notes of each applicable series for corresponding New Notes (assuming that such Original Notes do not constitute a portion of an unsold allotment acquired by such Holder directly from the Issuer and that such Holder (i) is not an Affiliate of the Issuer, (ii) acquires the New Notes in the ordinary course of its business, (iii) at the time of commencement of the Registered Exchange Offer, has no arrangements or understandings with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, and (iv) if such Holder is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus (or, to the extent permitted by law, make a prospectus available) in connection with any resale of the New Notes) to trade such New Notes from and after their receipt without any limitations or restrictions under the Securities Act or under state securities or Blue Sky laws.

(c)    In connection with the Registered Exchange Offer, the Issuer shall:

(i)    deliver or cause to be delivered to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal (the “Letter of Transmittal”) and related documents;

(ii)    keep the Registered Exchange Offer open for not less than twenty (20) business days after the date notice thereof is mailed to the Holders (or any shorter or longer period permitted or required by applicable law) (such period, the “Exchange Period”);

(iii)    utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(iv)    permit Holders to withdraw tendered Original Notes at any time prior to the expiration of the Exchange Period, by sending to the institution specified in the Letter of Transmittal or other applicable notice, a notice of withdrawal by electronic mail, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Original Notes delivered for exchange, and a statement that such Holder is withdrawing such Holder’s election to have such Original Notes exchanged or as otherwise required by the applicable procedures of the depositary; and

(v)    comply in all material respects with all applicable laws.

(d)    As soon as practicable after the expiration of the Registered Exchange Offer, the Issuer shall:

(i)    accept for exchange all Original Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the Letter of Transmittal;

(ii)    deliver to the Trustee for cancellation all Original Notes so accepted for exchange; and

(iii)    promptly cause the Trustee to authenticate and deliver to each Holder of Original Notes so accepted for exchange a principal amount of New Notes, in the applicable series, equal to the principal amount of the Original Notes of such Holder so accepted for exchange.

(e)    The Registered Exchange Offer shall not be subject to any conditions, other than that it does not violate any applicable law or applicable interpretations of the Commission’s staff, the due tendering of Registrable Securities in accordance with the

Registered Exchange Offer and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which could reasonably be expected to impair the Issuer’s ability to proceed with the Exchange Offer.

(f)    The Initial Purchasers and the Issuer acknowledge that, pursuant to current interpretations by the Commission’s staff of Section 5 of the Securities Act, and in the absence of an applicable exemption therefrom, each Exchanging Dealer is required to deliver a Prospectus in connection with a sale of any New Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer in exchange for Original Notes acquired for its own account as a result of market-making activities or other trading activities. Accordingly, the Issuer shall:

(i)    include the information set forth in Annex A hereto on the cover of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus forming a part of the Exchange Offer Registration Statement, and in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer (it being understood that a Holder’s participation in the Registered Exchange Offer is conditioned on the Holder, by executing and returning the Letter of Transmittal, representing in writing to the Issuer as set forth in Rider B of Annex D hereto); and

(ii)    use reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act during the Exchange Offer Registration Period for delivery by Exchanging Dealers in connection with sales of New Notes received pursuant to the Registered Exchange Offer, as contemplated by Section 5(h) below.

(g)    In the event that any Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Original Notes constituting any portion of an unsold allotment, at the request of such Purchaser, the Issuer shall issue and deliver to such Purchaser or the party purchasing New Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Purchaser, in exchange for such Original Notes, a like principal amount of New Notes, of the applicable series. The Issuer shall seek to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

3.    Shelf Registration. If, (i) the Issuer determines upon advice of outside counsel that a Registered Exchange Offer as contemplated by Section 2 hereof may not be completed as soon as practicable after the last date for acceptance of Original Notes for exchange because it would violate any applicable law or applicable interpretations of the Commission’s staff, or (ii) for any other reason the Registered Exchange Offer is not consummated on or prior to the Target Registration Date, or (iii) any Purchaser so requests with respect to Original Notes not eligible to be exchanged for New Notes in a Registered Exchange Offer (or any New Notes

received pursuant to Section 2(g)) or, in the case of any Purchaser that participates in any Registered Exchange Offer, such Purchaser does not receive freely tradable New Notes, or (iv) any Holder (other than a Purchaser) is not eligible to participate in the Registered Exchange Offer or (v) in the case of any such Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradable New Notes in exchange for tendered Original Notes, other than by reason of such Holder being an affiliate of the Issuer within the meaning of the Securities Act (it being understood that, for purposes of this Section 3, (1) the requirement that a Purchaser deliver a Prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the Securities Act in connection with sales of New Notes acquired in exchange for such Original Notes shall result in such New Notes being not “freely tradeable,” but (2) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Original Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not “freely tradeable”), the following provisions shall apply:

(a)    The Issuer shall as promptly as practicable file with the Commission and thereafter shall use its reasonable best efforts to cause to become effective under the Securities Act, or, if permitted by Rule 430B under the Securities Act, otherwise designate an existing registration statement filed with the Commission as, a Shelf Registration Statement relating to the offer and sale of the applicable Registrable Securities, by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that, with respect to New Notes received by a Purchaser in exchange for Original Notes constituting any portion of an unsold allotment, the Issuer may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this paragraph (a) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement. Unless the Shelf Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), the Issuer shall include therein the information required by Rule 430B(b)(2)(iii) under the Securities Act.

(b)    The Issuer shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders until the Notes covered by the Shelf Registration Statement cease to be Registrable Securities (such period being called the “Shelf Registration Period”). The Issuer shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if the Issuer voluntarily takes any action that would result in Holders of securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law or (ii) such action is taken by such party in good faith and for valid business reasons (not including avoidance of the obligations of the Issuer hereunder), including the acquisition or divestiture of assets, so long as the Issuer promptly thereafter complies with the requirements of Section 5(k) hereof, if applicable.

(c)    The Issuer shall be entitled to suspend its obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any free writing prospectus, make any other filing with the Securities and Exchange Commission that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any free writing prospectus usable or take any similar action (collectively, “Suspension Actions”) if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Issuer or its subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Issuer determines that such disclosure is not in the best interest of the Issuer and its stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Issuer shall give prompt notice of the delay or suspension (but not the basis thereof) to the Holders. Upon the termination or disclosure of such condition, the Issuer shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Holders of the cessation of the delay or suspension (but not the basis thereof).

4.    Registration Default.

(a)    If a Registration Default occurs, the interest rate on the Registrable Securities will be increased by the following amounts (hereinafter referred to as “Additional Interest”): (A) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (B) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, provided that the maximum increase shall be 0.50% per annum.

(b)    A Registration Default ends when the securities subject to the applicable Registration Statement cease to be Registrable Securities or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Registered Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) of the definition thereof, when the Shelf Registration Statement becomes effective, or (3) in the case of a Registration Default under clause (iii) of the definition thereof, when the Shelf Registration Statement again becomes effective or the Prospectus again becomes usable.

5.    Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

(a)    (i) The Issuer shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Exchange Offer Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed or designated with the Commission, such comments as you reasonably may propose.

(ii)    The Issuer shall furnish to you, prior to the filing or designation thereof with the Commission, a copy of any Shelf Registration Statement, each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when so filed or designated with the Commission, such comments as any Holder whose securities are to be included in such Shelf Registration Statement reasonably may propose.

(b)    The Issuer shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations promulgated thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    (i) The Issuer shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, if requested by you or any such Holder, confirm such advice in writing:

(1)    when a Registration Statement and any amendment thereto has been filed (or, in the case of a previously filed registration statement designated as a Shelf Registration Statement, when it is so designated) with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective (or, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement, when it is so designated); and

(2)    of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information.

(ii)    The Issuer shall advise you and, in the case of a Shelf Registration Statement, the Holders of securities covered thereby, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Issuer a telephone or facsimile number or e-mail address and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

(1)    of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(2)    of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(3)    of the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).

Each such Holder or Exchanging Dealer agrees by its acquisition of such securities to be sold by such Holder or Exchanging Dealer, that, upon being so advised by the Issuer of any event described in clause (3) of this paragraph (c)(ii), such Holder or Exchanging Dealer will forthwith discontinue disposition of such securities under such Registration Statement or Prospectus, until such Holder’s or Exchanging Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by section 5(k) hereof, or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed.

(d)    The Issuer shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

(e)    The Issuer shall furnish to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(f)    The Issuer shall, during the Shelf Registration Period, deliver to each Holder of securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer hereby consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus or any amendment or supplement thereto.

(g)    The Issuer shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules and, if the Exchanging Dealer so requests in writing, any documents incorporated by reference therein and all exhibits thereto (including those incorporated by reference therein).

(h)    The Issuer shall, during the Exchange Offer Registration Period, promptly deliver to each Exchanging Dealer, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such Exchanging Dealer may reasonably request for delivery by such Exchanging Dealer in connection with a sale of New Notes received by it pursuant to the Registered Exchange Offer; and the Issuer hereby consents to the use of the Prospectus or any amendment or supplement thereto by any such Exchanging Dealer, as aforesaid.

(i)    Prior to the Registered Exchange Offer or any other offering of securities pursuant to any Registration Statement, the Issuer shall register or qualify or cooperate with the Holders of securities included therein and their respective counsel in connection with the registration or qualification of such securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the securities covered by such Registration Statement; provided, however, that the Issuer will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(j)    The Issuer shall cooperate with the Holders of Original Notes to facilitate the timely preparation and delivery of certificates representing Original Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of securities pursuant to such Registration Statement.

(k)    Upon the occurrence of any event contemplated by paragraph (c)(ii)(3) above, the Issuer shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)    Not later than the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of any such Registration Statement hereunder, the Issuer shall provide a CUSIP number for each of the Original Notes or the New Notes, as the case may be, registered under such Registration Statement, and provide the Trustee with printed certificates for such Original Notes or New Notes, in a form, if requested by the applicable Holder or Holder’s counsel, eligible for deposit with The Depository Trust Company or any successor thereto under the Indenture.

(m)    The Issuer shall use its reasonable best efforts to comply with all applicable rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to the security holders of the Issuer a consolidated earnings statement (which need not be audited) covering a twelve-month period commencing after the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of the Registration Statement and ending not later than fifteen (15) months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

(n)    The Issuer shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, on or prior to the effective date (or the designation date, in the case of a previously filed Registration Statement that is effective at the time it is designated as a Shelf Registration Statement) of any Shelf Registration Statement or Exchange Offer Registration Statement.

(o)    The Issuer may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer in writing such information regarding the Holder and the distribution of such securities as the Issuer may from time to time reasonably require for inclusion in such Registration Statement. The Issuer may exclude from any such Registration Statement the securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. Each Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by such Holder not materially misleading. Each Holder further agrees that neither such Holder nor any underwriter participating in any disposition pursuant to any Shelf Registration Statement on such Holder’s behalf will make any offer relating to the securities to be sold pursuant to such Shelf Registration Statement that would constitute an issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Securities Act, unless it has obtained the prior written consent of the Issuer (and except for as otherwise provided in any underwriting agreement entered into by the Issuer and any such underwriter).

(p)    The Issuer shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters, if any, and the Majority Holders reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(q)    (i) In the case of any Shelf Registration Statement, the Issuer shall enter into such agreements (including underwriting agreements) and take all other appropriate actions reasonably required in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any), with respect to all parties to be indemnified pursuant to Section 7 hereof.

(ii)    Without limiting in any way paragraph (q)(i) above, no Holder may participate in any underwritten registration hereunder unless such Holder (x) agrees to sell such Holder’s securities to be covered by such registration on the basis provided in any underwriting arrangements approved by the Majority Holders and the Managing Underwriters and (y) completes and executes in a timely manner all customary questionnaires, powers of attorney, underwriting agreements and other documents reasonably required by the Issuer or the Managing Underwriters in connection with such underwriting arrangements.

(r)    In the case of any Shelf Registration Statement, the Issuer shall (i) make reasonably available for inspection by the Holders of securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries reasonably requested by such person; (ii) cause the officers, directors and employees of the Issuer to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to the Holders of securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by an issuer to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Issuer (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each selling Holder of securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 5(r) shall be performed (A) on the effective date (or the designation date, in the case of a previously filed registration statement that is effective at the time it is designated as a Shelf Registration Statement) of such Registration Statement and each post-effective amendment thereto and (B) at each closing under any underwriting or similar agreement as and to the extent required thereunder.

(s)    In the case of any Exchange Offer Registration Statement, the Issuer shall (i) make reasonably available for inspection by each Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries reasonably requested by such person; (ii) cause the officers, directors and employees of the Issuer to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for due diligence examinations in connection with primary underwritten offerings; provided, however, that any information that is nonpublic at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) make such representations and warranties to such Initial Purchaser, in form, substance and scope as are customarily made by an issuer to underwriters in primary underwritten offerings; (iv) obtain opinions of counsel to the Issuer (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Initial Purchaser and its counsel), addressed to such Initial Purchaser, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Initial Purchaser or its counsel; (v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to such Initial Purchaser, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and (vi) deliver such documents and certificates as may be reasonably requested by such Initial Purchaser or its counsel, including those to evidence compliance with Section 5(k) and with conditions customarily contained in underwriting agreements. The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 5(s) shall be performed (A) at the close of the Registered Exchange Offer and (B) on the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

6.    Registration Expenses. The Issuer shall bear all Registration Expenses and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (in addition to one local counsel in each relevant jurisdiction) designated by the Majority Holders to act as counsel for the Holders in connection therewith. The Holders of Registrable Securities being registered shall pay all agency or brokerage fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above in this Section 6, transfer taxes on resale of any of the Registrable Securities by such Holders and any advertising expenses incurred by or on behalf of such Holders in connection with any offers they may make.

7.    Indemnification and Contribution. (a) In connection with any Registration Statement, the Issuer agrees to indemnify and hold harmless each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each Holder, each person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of each Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or in any issuer free writing prospectus approved for use by the Issuer, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

The Issuer agrees to indemnify or contribute to Losses (as defined below) of, as provided in Section 7(d), any underwriters of Original Notes or New Notes registered under a Shelf Registration Statement, their officers, directors, employees and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(q) hereof.

(b)    Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless the Issuer, each of its directors and officers and each other person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuer by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

It is understood, however, that the Issuer shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Holders and controlling persons. An indemnifying party shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then the Issuer and the Holders, as applicable, in lieu of indemnifying such indemnified party, shall, in the case of the Issuer, have an obligation to, and in the case of each Holder, have a several and not joint obligation to, contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer and the Holders may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and by the Holders, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Original Note or New Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Original Note, or in the case of a New Note, applicable to the security which was exchangeable into such New Note, as set forth in the Offering Memorandum and in the Purchase Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Holders severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Offering Memorandum and in the Purchase Agreement and (y) the total amount of additional interest which the Issuer was not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth in the Offering Memorandum and in the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Original Notes or New Notes, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Issuer, on the one hand, or by Holders, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, each of their officers who shall have signed the Registration Statement and each of their directors shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)    The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, any other Holder, the Issuer or any underwriter or any of the officers, directors or controlling persons referred to in this Section 7, and will survive the sale by a Holder of securities covered by a Registration Statement.

8.    Miscellaneous.

(a)    No Inconsistent Agreements. The Issuer has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that limits the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

(b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuer shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Registrable Securities being sold rather than registered under such Registration Statement.

(c)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery:

(i)    if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 8(c), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to you at the applicable address set forth in the Purchase Agreement; and

(ii)    if to you, initially at the applicable address set forth in the Purchase Agreement; and

(iii)    if to the Issuer, initially at the address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Issuer by notice to the other may designate additional or different addresses for subsequent notices or communications.

(d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Issuer or subsequent Holders of Registrable Securities. The Issuer hereby agrees to extend the benefits of this Agreement to any Holder of Registrable Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto. The Initial Purchasers (in their capacity as initial purchasers) shall have no liability or obligation to the Issuer with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement. Any successor to the Issuer, whether by merger, consolidation or other transaction, shall expressly assume the obligations of the Issuer hereunder.

(e)    Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Initial Purchasers, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

(i)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(j)    Securities Held by the Issuer, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or its Affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

Please confirm that the foregoing correctly sets forth the agreement among the Issuer and you.

Very truly yours,

AXA EQUITABLE HOLDINGS, INC.

By:	/s/ Anders Malmström

Name:	Anders Malmström
Title:	Senior Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya

Name:	Som Bhattacharyya
Title:	Executive Director

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

WELLS FARGO SECURITIES, LLC

By:

Name:
Title:

As Representatives of the several Initial Purchasers named in Schedule 1 to the Purchase Agreement

Signature Page to Registration Rights Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:

Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.

Name:	Jack D. McSpadden, Jr.
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:

Name:
Title:

As Representatives of the several Initial Purchasers named in Schedule 1 to the Purchase Agreement

Signature Page to Registration Rights Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:

Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:

Name:
Title:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley

Name:	Carolyn Hurley
Title:	Director

As Representatives of the several Initial Purchasers named in Schedule I to the Purchase Agreement

Signature Page to Registration Rights Agreement

ANNEX A

Each broker-dealer that receives New Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the Expiration Date and ending on the close of business on the day that is 90 days following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

ANNEX B

Each broker-dealer that receives New Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution.”

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the Expiration Date and ending on the close of business on the day that is 90 days following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. [In addition, until                 , 20     , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.]1

The Issuer will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Registered Exchange Offer (other than the expenses of counsel for the Holders of the Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

[1]	In addition, the legend required by Item 502(e) of Regulation S-K, if required under Rule 174, will appear on the back cover page of the Exchange Offer Prospectus.

ANNEX D

Rider A

CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN (10) ADDITIONAL COPIES OF THE PROSPECTUS AND TEN (10) COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:

Address:

Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it acquired the New Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Notes and it has no arrangements or understandings with any person to participate in a distribution of the New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes, it represents that the Original Notes to be exchanged for New Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.